Exhibit 31.1

CERTIFICATION PURSUANT TO 17 CFR 240.13(a)-14(a)
(SECTION 302 CERTIFICATION)

I, Carrie L. Majeski, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Art’s-Way Manufacturing Co., Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

ART’S-WAY MANUFACTURING CO., INC.

Date:	April 16, 2012	/s/ Carrie L. Majeski
Carrie L. Majeski
President and Chief Executive Officer